Exhibit 99.1

First Choice Bank Announces Sale of Rowland Heights Branch

CERRITOS, CALIFORNIA, February 1, 2021 - First Choice Bancorp (Nasdaq Capital Markets: FCBP) (the “Company”), the holding company for First Choice Bank (the “Bank” or “First Choice”), announced today that the Bank has completed the sale of its Rowland Heights, California branch (“Rowland Heights Branch”) to Golden Bank, N.A. (“Golden Bank”), headquartered in Houston, Texas.

Pursuant to the terms of the Purchase and Assumption Agreement, Golden Bank has agreed to assume certain deposit liabilities, as well as cash, rights, title, and interest in the lease of the real property related to the Rowland Heights Branch, personal property and other fixed assets associated with the Rowland Heights Branch; no loans were sold as part of the subject sale. All necessary regulatory approvals were obtained prior to completion of the sale. The sale was completed on the close of the business day, Friday, January 29, 2021. The Rowland Heights Branch reopens on February 1, 2021 as a branch of Golden Bank. Customers of the Rowland Heights Branch have been provided additional information regarding the impact of the sale.

“At First Choice Bank, we periodically review our branch locations to evaluate the opportunity they present to best serve our customers. As the Bank has several branches in the surrounding area, we entered into discussions with Golden Bank, which was looking to add another location to their Southern California presence. We believe customers at the Rowland Heights Branch will be well-served with this transaction,” stated Robert Franko, President and CEO of First Choice Bank.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of and the registered bank holding company for, First Choice Bank. As of December 31, 2020, First Choice Bancorp had total consolidated assets of $2.28 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through eight full-service branches and two loan production offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bank is a strong believer in social justice and equality and is proud of its cultural- and gender-diverse workforce. As of December 31, 2020, more than 74% of the Company’s total workforce identified as ethnic minorities and more than 66% of its workforce and more than 50% of its senior management identified as female. First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

CONTACT

First Choice Bank

Robert M. Franko, 562.345.9241

President & Chief Executive Officer

Khoi D. Dang, 562.263.8336

Executive Vice President & General Counsel